Exhibit 10.3
EXECUTION VERSION
NON-COMPETITION AGREEMENT
          THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2008 by and between Applied Digital Solutions, Inc., a Delaware corporation (the “Company”) and The Stanley Works, a Connecticut corporation (“Purchaser”) and is ancillary to the Stock Purchase Agreement (as hereinafter defined).
W I T N E S S E T H:
          WHEREAS, concurrently with the execution of this Agreement, VeriChip Corp, a subsidiary of the Company and a Delaware corporation (“VeriChip”) and Purchaser have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Purchaser will purchase all of the outstanding capital stock of Xmark Corporation, a corporation governed under the laws of Canada (“Xmark”);
          WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Stock Purchase Agreement;
          NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth in this Agreement, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Non-Competition and Non-Solicitation.
          (a) To induce Purchaser to enter into the Stock Purchase Agreement and consummate the transactions contemplated thereby and more effectively to protect the value of Xmark, the Company shall not from the Closing until the date that is three years after the Closing Date, directly or indirectly, on its own behalf or for the benefit of any other Person, engage directly or indirectly in Competitive Activities, it being agreed that for purposes of the Agreement, a Person shall be deemed to be engaged in “Competitive Activities” if it engages in, or directly or indirectly, controls or has an ownership interest in, any Person that is engaged in, the business of manufacturing, selling, financing, supplying, marketing or distributing of Business Products, anywhere in the world. “Business Products” means (a) human infant security systems, (b) wander prevention systems for human beings (c) active RFID asset tracking systems marketed to the healthcare industry and (d) vibration monitoring equipment for the mining, construction and geotechnical markets.
          (b) The Company acknowledges and agrees that the restrictions contained in this Agreement are reasonable in scope and duration, and are necessary to protect Purchaser after the Closing Date. If any provision of this Agreement as applied to any party or to any circumstance is adjudicated by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforcement of this Agreement or this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and/or to delete specific words or phrases, to the extent necessary to make it enforceable, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Company further acknowledges and agrees that if it breaches or threatens to breach the provisions of this Agreement, then, in addition to monetary damages, Purchaser shall be entitled to specific performance and injunctive and other equitable relief to prevent or restrain a breach or threatened breach of such provision or to enforce its terms.
          SECTION 2. Miscellaneous.
          (a) Termination. With respect to those Competitive Activities in which a Competitive Entity was engaged in prior to any Change in Control Effective Date, this Agreement shall terminate upon a Change in Control Effective Date. “Change in Control Effective Date” means the first day that any one or more of the following conditions shall have been satisfied:
     (i) the consummation of any bona fide transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, (the “Exchange Act”), which is a Competitive Entity is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board of Directors of the Company;
     (ii) the stockholders of the Company approve a bona fide merger or consolidation of the Company with any other Competitive Entity, which is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
     (iii) the consummation of a bona fide agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets to a Competitive Entity.
“Competitive Entity” means any corporation, entity or “person” which, prior to any Change in Control Effective Date, is presently engaged in Competitive Activities.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.
          (c) Severability. In the event that any portion of this Agreement becomes or is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and be construed as if such portion had not been included in this Agreement.
          (d) No Assignment. Because the nature of the Agreement is specific to the actions of the Company, the Company may not assign this Agreement. This Agreement shall inure to the benefit of Purchaser and its successors and assigns.
          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:
          If to Purchaser, to:
The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
Attention: Corporate Secretary
Telecopy: (860) 827-3911
          with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Ethan Klingsberg, Esq.
Telephone: (212) 225-2000
Telecopy: (212) 225-3999
          and
          if to the Company, to:
Applied Digital Solutions, Inc.
1690 South Congress Ave., #201
Delray Beach, FL 33445
Attention: Lorraine Breece
Telephone: (561) 276-0477
Telecopy: 561-805-8001
          with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201

Attention: Sarah M. Rechter
Telephone: (214) 953-6419
Telecopy: (214) 661-4419
          (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings, written or oral, between the parties with respect to the subject matter hereof.
          (g) Waiver of Breach. No delay or omission by Purchaser in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
          (h) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
          (i) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.
          (j) Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE STANLEY WORKS

By	/s/ John F. Lundgren
Name: John F. Lundgren
Title: Chairman and Chief Executive Officer

APPLIED DIGITAL SOLUTIONS, INC.

By	/s/ Joseph J. Grillo
Name: Joseph J. Grillo
Title: CEO